                                                                        4(e)(08)

                  SEVENTH AMENDMENT TO NOTE PURCHASE AGREEMENT
                                       RE:
                          CREDIT ACCEPTANCE CORPORATION
                           SECOND AMENDED AND RESTATED
                     9.27% SENIOR NOTES DUE OCTOBER 1, 2001


                                                        Dated as of June 7, 2001


To the Noteholders listed on Annex I hereto

Ladies and Gentlemen:

         Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

SECTION 1.   INTRODUCTORY MATTERS.

         1.1 DESCRIPTION OF OUTSTANDING NOTES. The Company currently has outstanding its Second Amended and Restated 9.27% Senior Notes due October 1, 2001 (collectively, the "Notes") which it issued pursuant to the separate Note Purchase Agreements, each dated as of March 25, 1997 (collectively, as amended by the First Amendment to Note Purchase Agreement, dated as of December 12, 1997, the Second Amendment to Note Purchase Agreement, dated as of July 1, 1998, the Third Amendment to Note Purchase Agreement, dated as of April 13, 1999, the Fourth Amendment, dated as of December 1, 1999, the Fifth Amendment, dated as of April 27, 2000, and the Sixth Amendment, dated as of March 8, 2001, the "Agreement"), entered into by the Company with each of the original holders of the Notes listed on Annex 1 thereto, respectively. Terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as amended hereby.

         1.2 PURPOSE OF AMENDMENT. The Company and you desire to amend the Agreement as set forth in Section 2 hereof.

SECTION 2.   AMENDMENT TO THE AGREEMENT.

         Pursuant to Section 10.5 of the Agreement, the Company hereby agrees with you that the Agreement shall be amended by this Sixth Amendment to Note Purchase Agreement (this "Seventh Amendment") in the following respects:

         2.1 SECTION 6.6. Subclause (D) of Section 6.6(a)(i) is amended by adding the words", CAC of Canada Limited and Credit Acceptance Corporation Ireland Limited" immediately after the words "CAC UK" in such subclause (D).

         2.2 SECTION 9.1. The definition of "Total Restricted Subsidiary Debt" in Section 9.1 is hereby amended by adding the following at the end thereof (before the "."):

             ; and (iii) Total Restricted Subsidiary Debt does not include the amount of Debt of any Restricted Subsidiary attributable to any liabilities secured by any Lien on assets owned by such Restricted Subsidiary if such Lien is granted in favor of the "Collateral Agent" (as defined in the Intercreditor Agreement) for the benefit of the Banks, the holders of Notes and "Future Debt Holders" (as defined in the Intercreditor Agreement) and subject to the Intercreditor Agreement

SECTION 3.   MISCELLANEOUS

         3.1 COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one Seventh Amendment.

         3.2 HEADINGS. The headings of the sections of this Seventh Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         3.3 GOVERNING LAW. This Seventh Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

         3.4 EFFECT OF AMENDMENT. Except as expressly provided herein (a) no other terms and provisions of the Agreement shall be modified or changed by this Seventh Amendment and (b) the terms and provisions of the Agreement, as amended by this Seventh Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Agreement, as modified by this Seventh Amendment, and the Notes.

         3.5 REFERENCES TO THE AGREEMENT. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the Seventh Amendment may refer to the Agreement without making specific reference to this Seventh Amendment but nevertheless all such references shall be deemed to include, to the extent applicable, this Seventh Amendment unless the context shall otherwise require.

         3.6 COMPLIANCE. The Company certifies that all necessary actions have been taken by the Company to authorize the execution and delivery of this Seventh Amendment, and immediately before and after giving effect to this Seventh Amendment, no Default or Event of Default exists or would exist after giving effect hereto.

         3.7 EFFECTIVENESS OF AMENDMENTS. The amendments to the Agreement contemplated by Section 2 hereof shall (in accordance with Section 10.5(a) of the Agreement) become effective, if at all, at such time as the Company and the Required Holders of the Notes shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Seventh Amendment. It is understood that any holder of Notes may withhold its consent for any reason, including, without limitation, any failure of the Company to satisfy all of the following conditions:

             (a) This Seventh Amendment shall have been executed and delivered by the Company and each of the Required Holders of the Notes.

             (b) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's Second Amended and Restated 9.49% Senior Notes due July 1, 2001 issued under Note Purchase Agreements dated as of August 1, 1996, containing an amendment to such Note Purchase Agreements identical in substance to the amendment set forth in Section 2 hereof.

             (c) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's Second Amended and Restated 10.37% Senior Notes due November 1, 2001 issued under Note Purchase Agreements dated as of October 1, 1994, containing an amendment to such Note Purchase Agreements identical in substance to the amendment set forth in Section 2 hereof.

             (d) The Company shall have paid the statement for reasonable fees and disbursements of Bingham Dana LLP, your special counsel, presented to the Company on or prior to the effective date of this Seventh Amendment.

         3.8 FULL DISCLOSURE. The Company warrants and represents to you that, as of the effective date hereof, none of the written statements, documents or other written materials furnished by, or on behalf of, the Company to you in connection with the negotiation, execution and delivery of this Seventh Amendment contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact of which any of the Company's executive officers has actual knowledge which the Company has not disclosed to you which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Agreement (after giving effect to this Seventh Amendment) and the Notes.


         [Remainder of page intentionally blank. Next page is signature page.]

         If this Seventh Amendment is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this Seventh Amendment shall become binding between us in accordance with its terms.

                                        Very truly yours,

                                        CREDIT ACCEPTANCE CORPORATION


                                        By /S/ Douglas W. Busk
                                           -------------------------------------
                                                Name: Douglas W. Busk
                                                Title: Chief Financial Officer











  [Signature Page to Seventh Amendment to Note Purchase Agreement in respect of
    9.27% Senior Notes Due October 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR AMERICAN
                                        PIONEER LIFE INSURANCE COMPANY OF
                                        NEW YORK

                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR AMERICAN
                                        PROGRESSIVE LIFE AND HEALTH
                                        INSURANCE COMPANY OF NEW YORK

                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR FEDERATED
                                        RURAL ELECTRIC INSURANCE CORP.

                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR TOWER
                                        LIFE INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR MUTUAL
                                        PROTECTIVE INSURANCE COMPANY

                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

  [Signature Page to Seventh Amendment to Note Purchase Agreement in respect of
    9.27% Senior Notes Due October 1, 2001 of Credit Acceptance Corporation]

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR PHYSICIANS
                                        LIFE INSURANCE COMPANY VISTA 500


                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR WORLD
                                        INSURANCE COMPANY


                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR VESTA
                                        FIRE INSURANCE CORPORATION


                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:

                                        ASSET ALLOCATION & MANAGEMENT
                                        COMPANY AS AGENT FOR MEDICO
                                        LIFE INSURANCE COMPANY


                                        By /S/ Kathy Lange
                                           -------------------------------------
                                                 Name: Kathy Lange
                                                 Title:




  [Signature Page to Seventh Amendment to Note Purchase Agreement in respect of
    9.27% Senior Notes Due October 1, 2001 of Credit Acceptance Corporation]

                                     ANNEX I
                 SECOND AMENDED AND RESTATED 9.27% SENIOR NOTES
                               DUE OCTOBER 1, 2001

American Pioneer Life Insurance Company of New York
American Progressive Life and Health Insurance Company of New York Federated Rural Electric Insurance Corp.
Tower Life Insurance Company
Physicians Life Insurance Company Vista 500
World Insurance Company
Vesta Fire Insurance Corporation
Mutual Protective Insurance Company
Medico Life Insurance Company